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                                                                    Exhibit 21.1

                 GREATER BAY BANCORP ANNUAL REPORT ON FORM 10-K

                  EXHIBIT 21.1--SUBSIDIARIES OF THE REGISTRANT

  Greater Bay Bancorp owns 100.0% of the outstanding voting securities of the following corporations, all of which are included in Greater Bay Bancorp's consolidated financial statements:

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
          Name                                     Jurisdiction of Incorporation
          ----                                     -----------------------------
     Mid-Peninsula Bank...........................          California
     Cupertino National Bank......................          California
     Peninsula Bank of Commerce...................          California
     Golden Gate Bank.............................          California
     Pacific Business Funding Corporation.........          California
     GBB Capital I................................          Delaware
     GBB Capital II...............................          Delaware